UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported) July
31, 2003


                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




  1-19254                            11-2682486
(Commission File Number)           (IRS Employer Identification No.)




One Merrick Avenue, Westbury, New York                11590
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (516)683-6000



   N/A
(Former name or former address, if changed since last report)



Item 7.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated July 31, 2003



Item 12.  Results of Operation and Financial Condition

On July 31, 2003, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's second-quarter 2003 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.




                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:  /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and Chief
                         Financial Officer


Date:  July 31, 2003

EXHIBIT 99

   LIFETIME HOAN REPORTS RECORD SALES AND STRONG EARNINGS
                GROWTH IN SECOND QUARTER 2003

   New Products and Placements Produce Strong Outlook for
                      Remainder of Year


WESTBURY,  N.Y., July 31, 2003 -- LIFETIME HOAN  CORPORATION
(NASDAQ NM: LCUT), a leading marketer of housewares, today announced results for the second quarter ended June 30, 2003.

Net sales for the quarter were approximately $30.0 million versus $27.3 million in the second quarter of 2002. The Company reported income from continuing operations of $724,000, or $0.07 per diluted share, compared to income from continuing operations of $617,000, or $0.06 per diluted share, for the same period in 2002.

Jeffrey Siegel, president and chief executive officer, commented, "Lifetime Hoan's performance for the quarter was on track with our expectations. Despite the continued soft retail environment, we achieved a 10% growth in sales, primarily through increased sales of kitchen tools and gadgets and Kamensteinr pantryware."

"We recently began shipping products from our new CasaModa(R) line, which is focused on the growing market for casual home
entertainment.   These items include our  S'mores  Maker,  a
new,  patent-pending, home entertaining product.   Based  on
initial shipments, this product, which is designed for both indoor and outdoor use, has been an instant success at retail, outpacing our expectations and even making one of
our  major  customers' "best seller" list.   We  expect  the
S'mores  Maker to be widely available at many of  our  major
retail  customers  by  the  end of  August.   We  have  also
developed a number of variations of this product for introduction in 2004."

Mr. Siegel continued, "The combination of exciting new products and significant additional placements of our core lines has produced a very positive outlook for Lifetime for the balance of 2003. We are therefore updating our earnings guidance, reflecting our increased confidence in our performance for the remainder of the year. We now expect Lifetime's net sales in 2003 to total approximately $148 million to $155 million. Earnings per share are estimated to total approximately $0.75 to $0.85 for the year."

As announced in 2002, Lifetime sold its 51% interest in the businesses of each of Prestige Italiana, Spa. and Prestige Haushaltswaren GmbH (together, the "Prestige Companies"). The loss from the Prestige Companies' operations for the second quarter of 2002 is reflected as discontinued operations on the Company's income statements.

Separately,  the  Company  announced  that  its   Board   of
Directors  declared  a regular quarterly  cash  dividend  of
$0.0625   per   share,  payable  on  August  19,   2003   to
shareholders of record on August 5, 2003.

Lifetime Hoan has scheduled a conference call Thursday, July 31 at 11:00 a.m. Eastern Time to discuss second-quarter 2003 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Friday, August 1, and can be accessed by dialing (706) 645-9291, conference ID #1745424. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime Hoan Corporation is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products
under   various   trade  names  including  Farberware(R) and
Hoffritz(R). Through the use of various brand names, Lifetime Hoan's products are distributed through almost every major retailer in the U.S.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Tables to follow


 COMPANY CONTACT:                        INVESTOR RELATIONS:
 Robert McNally                          Harriet Fried
 Chief Financial Officer                 Lippert/Heilshorn &
 (516) 683-6000                          Associates, Inc.
                                         (212) 838-3777 or
                                         hfried@lhai.com


                  LIFETIME HOAN CORPORATION
               CONSOLIDATED INCOME STATEMENTS
              (in 000's, except per share data)

                               Three Months Ended
                                    June 30,
                                  (Unaudited)            <c>
<c>                             <c>         <c>       % Increase
                                2003        2002      (Decrease)
Net Sales                     $29,950      $27,281        9.8%
Cost of Sales                  17,003       14,461       17.6%
Distribution Expenses           4,302        4,888     (12.0%)
SG&A                            7,268        6,752        7.6%

Income from Operations          1,377        1,180       16.7%

Interest Expense                  180          221     (18.6%)
Other Income                     (18)          (7)

Income Before Taxes             1,215          966       25.8%

Tax Provision                     491          349       40.7%

   Income from Continuing
         Operations               724          617       17.3%

   Loss from Discontinued
         Operations                 -        (227)

         Net Income              $724         $390       85.6%

Diluted Earnings Per Share
from Continuing Operations      $0.07        $0.06       16.7%
Weighted Average Shares        10,637       10,574

Diluted Earnings Per Share      $0.07        $0.04       75.0%
Weighted Average Shares        10,637       10,574


                  LIFETIME HOAN CORPORATION
               CONSOLIDATED INCOME STATEMENTS
              (in 000's, except per share data)

                                 Six Months Ended
                                     June 30,
                                    (Unaudited)             <c>
<c>                                <c>         <c>           %
                                   2003        2002       Increase
                                                         (Decrease)
Net Sales                         $54,234     $51,468        5.4%
Cost of Sales                      30,430      27,587       10.3%
Distribution Expenses               8,756      10,658     (17.8%)
SG&A                               14,589      13,650        6.9%

Income (Loss) from Operations         459       (427)

Interest Expense                      292         448     (34.8%)
Other Income                         (35)        (29)       20.7%

Income (Loss) Before Taxes            202       (846)

Tax Provision (Benefit)                82       (383)

 Income (Loss) from Continuing
          Operations                  120       (463)

    Loss from Discontinued
          Operations                    -       (344)

       Net Income (Loss)             $120      ($807)

Diluted Earnings (Loss) Per
Share from Continuing Operations    $0.01     ($0.04)
Weighted Average Shares            10,599      10,495

Diluted Earnings (Loss) Per Share   $0.01     ($0.08)
Weighted Average Shares            10,599      10,495


                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                             June 30,     June 30,
                                               2003         2002
                                           (Unaudited)  (Unaudited)

 ASSETS
 CURRENT ASSETS
  Cash and cash equivalents                $      132   $      266
  Accounts receivable, net                     17,512       13,213
  Merchandise inventories                      46,564       46,036
  Prepaid expenses and other current assets     4,243        5,593
  Current assets of discontinued operations         -        6,438
      TOTAL CURRENT ASSETS                     68,451       71,546

 PROPERTY AND EQUIPMENT, net                   19,939       21,613
 INTANGIBLES, net                              23,757       24,148
 OTHER ASSETS                                   2,090        2,045
 OTHER ASSETS OF DISCONTINUED OPERATIONS            -          826
     TOTAL ASSETS                          $  114,237   $  120,178

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
  Short-term borrowings                    $   15,500   $   22,094
  Accounts payable and trade acceptances        6,331        6,080
  Accrued expenses and other current
    liabilities                                15,241       12,354
  Current liabilities of discontinued
    operations                                      -        3,113
     TOTAL CURRENT LIABILITIES                 37,072       43,641

 MINORITY INTEREST                                  -          240

 STOCKHOLDERS' EQUITY                          77,165       76,297
     TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY                          $  114,237   $  120,178